UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

FIRST SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33156 (Commission File Number)	20-4623678 (I.R.S. Employer Identification No.)

350 West Washington Street
Suite 600
Tempe, Arizona 85281
(Address of principal executive offices, including zip code)

(602) 414-9300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

First Solar, Inc. (“First Solar”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) on May 18, 2016. A description of each matter voted upon at the Annual Meeting is described in detail in First Solar’s definitive proxy statement filed with the Securities and Exchange Commission on April 6, 2016. The number of votes cast for and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Proposal 1: To elect the following eleven nominees to First Solar’s board of directors, each to serve on the board of directors until the next annual meeting of stockholders or until his or her successor has been elected and qualified:

Nominees	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Michael J. Ahearn	74,259,135	1,670,413	57,110	15,030,705
Sharon L. Allen	74,768,697	1,169,609	48,352	15,030,705
Richard D. Chapman	74,352,939	1,575,521	58,198	15,030,705
George A. Hambro	74,723,722	1,206,151	56,785	15,030,705
James A. Hughes	74,829,133	1,089,479	68,046	15,030,705
Craig Kennedy	75,008,393	920,459	57,806	15,030,705
James F. Nolan	74,564,389	1,366,396	55,873	15,030,705
William J. Post	74,354,918	1,575,032	56,708	15,030,705
J. Thomas Presby	74,695,812	1,229,425	61,421	15,030,705
Paul H. Stebbins	71,010,681	4,917,540	58,437	15,030,705
Michael Sweeney	73,867,319	2,062,527	56,812	15,030,705

Proposal 2: To ratify the appointment of PricewaterhouseCoopers, LLP as First Solar’s independent registered public accounting firm for the year ending December 31, 2016:

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
89,867,188	977,078	173,097	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST SOLAR, INC.

Dated: May 19, 2016	By:	/s/ PAUL KALETA
	Name:	Paul Kaleta
	Title:	Executive Vice President and General Counsel